UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2011

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33112	22-3774845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23rd Floor, Building A, Galaxy Century Building
3069 Caitan Road
Futian District, Shenzhen, 518026
The People’s Republic of China
(Address of principal executive offices, including zip code)

(86) 755 2655-3152
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On April 12, 2011, Shenzhen Diguang Electronics Company Co., Ltd. (“Shenzhen Diguang”), a subsidiary of Diguang International Development Co., Ltd. (the “Company”), entered into a contract with L&P Honors Inc., a company organized and existing under the laws of Korea whose registered head office is located at 850 Tamnip-Dong, Yuseong-Gu, Daejeon, Ko Rea (“L&P Honors”), for the purchase of light guide plate laser engraving machine lines worth a total price of $6,000,000 (the “Agreement”).  Under the Agreement, Shenzhen Diguang will be responsible for fifty one percent of the purchase price, or $3,060,000, and L&P Honors shall be responsible for the rest, or $2,940,000, and Shenzhen Diguang and L&P Honors will have an equity interest in the assets in proportion to their individual contribution to the purchase price.  This is a ‘turn-key’ agreement, and all of the laser engraved light guide plates manufactured by Shenzhen Diguang from the assets purchased under the Agreement, with a minimum of 150,000 pieces per month, have been guaranteed to be purchased by L&P Honors at the market price.  As guarantee of the proposed purchases, L&P Honors pledges to Shenzhen Diguang its forty nine percent equity stake in the assets purchased under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diguang International Development Co., Ltd.

Date: April 13, 2011	By:	/s/ Song Yi
Song Yi
Chairman and Chief Executive Officer